                                                                    EXHIBIT 12.a
                                  ONEOK, Inc.
               Computation of Ratio of Earnings to Fixed Charges


                           Three Months       Year Ended                            Years Ended August 31,
                              Ended          December 31,   --------------------------------------------------------------------
                           March 31, 2000       1999           1999       1998          1997        1996               1995
--------------------------------------------------------------------------------------------------------------------------------
                                                                (Thousands of Dollars)
Fixed Charges, as defined
   Interest on long-term      $  16,220      $  44,786     $  37,087   $  30,846     $  31,354     $  31,748         $  32,345
    debt
   Other interest                 5,151         18,993        14,440       3,723         3,376         3,184             4,934
   Amortization of debt             614          1,960         1,282         506           518           530               512
    discount and expense
   Interest on lease                620          2,604         2,604       2,325         2,266         2,266             2,266
    agreements
------------------------------------------------------------------------------------------------------------------------------------
       Total Fixed Charges       22,605         68,343        55,413      37,400        37,514        37,728            40,057
------------------------------------------------------------------------------------------------------------------------------------
Earnings before income           98,117        168,306       169,552     168,380        94,107        85,873            68,146
 taxes and income from
 equity investees
------------------------------------------------------------------------------------------------------------------------------------
Earnings available for        $ 120,722      $ 236,649     $ 224,965   $ 205,780     $ 131,621     $ 123,601         $ 108,203
 fixed charges
====================================================================================================================================
Ratio of earnings to               5.34x          3.46x         4.06x       5.50x         3.51x         3.28x             2.70x
 combined fixed charges
====================================================================================================================================

Pro Forma Computation of Ratio of Earnings to Fixed Charges
Giving the Effect of the Acquisition Discussed Herein

                           Three Months        Year Ended
                               Ended          December 31,
                           March 31, 2000       1999
----------------------------------------------------------------
                              (Thousands of Dollars)
Fixed Charges, as defined
   Interest on long-term      $  19,354      $  57,321
    debt
   Other interest                 5,151         18,993
   Amortization of debt             614          1,960
    discount and expense
   Interest on lease              1,680          6,186
    agreements
----------------------------------------------------------------
       Total Fixed Charges       26,799         84,460
----------------------------------------------------------------
Earnings before income          109,599        167,565
 taxes and income from
 equity investees
----------------------------------------------------------------
Earnings available for        $ 136,398      $ 252,025
 fixed charges
================================================================
Ratio of earnings to               5.09x          2.98x
 combined fixed charges
================================================================


For purposes of computing the ratio of earnings to fixed charges, "earnings" consists of income before cumulative effect of a change in accounting principle plus fixed charges and income taxes, less undistributed income from equity investees. "Fixed charges" consists of interest charges, the amortization of debt discounts and issue costs and the representative interest portion of operating leases.